EXHIBIT 23.2





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
BioQuest International, Inc.


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 and related Prospectus of BioQuest International, Inc. for the registration of 1,875,000 shares of its common stock and to the incorporation therein of our report dated August 29, 2000, relating to the financial statements of BioQuest International, Inc. as of August 23, 2000 and for the period from November 4, 1999 (date of inception) to August 23, 2000.

                                                      /s/ HILL, BARTH & KING LLC
                                                    Certified Public Accountants



Naples, Florida
September 18, 2000